Exhibit 21.1

Subsidiaries of the Registrant

Name of the Subsidiary	State or Other Jurisdiction of Incorporation or Organization

GEN Restaurant Group, LLC	California
JC Group International Inc.	California
GEN Restaurant Investment, LLC	California
GEN California, LLC	California
GEN Arizona, LLC	Arizona
GEN Nevada, LLC	Nevada
GEN Alhambra, LLC	Delaware
GEN Cerritos, LLC	Delaware
GEN Torrance, LLC	Delaware
GEN Rancho Cucamonga, LP	Delaware
GEN San Jose, LP	Delaware
GEN Northridge, LP	Delaware
GEN Chino Hills, LP	Delaware
GEN Carrollton, LP	Delaware
GEN Fremont, LP	Delaware
GEN Concord, LP	Delaware
GEN Webster, LP	Texas
GEN Westgate, LP	Delaware
GEN Manhattan NYU, L.P.	New York
GEN Mountain View, LP	Delaware
GKBH Restaurant, LLC	Hawaii
GEN Hawaii, LLC	Delaware
GEN Online, LLC	Delaware
GEN Sacramento LP	Delaware
GEN Pearlridge, LLC	Hawaii
GEN Frisco LP	Texas
GEN Houston LLC	Texas
GEN Texas LLC	Texas
GEN Master, LLC	Nevada
GEN Restaurant Management, LLC	Delaware
GEN Cerritos II, LP	California
GEN Westheimer, LLC	Texas
GEN Fort Lauderdale	Florida
GEN Arlington, LLC	Texas
GEN Kapolei, LP	Hawaii
GEN Chandler, LLC	Nevada
GEN Dallas, LP	Texas
GEN Seattle, LP	Delaware
GEN Jacksonville, LP	Florida

GEN Maui, LP	Hawaii
GEN Pflugerville, LP	Texas
GEN Tigard, LP	Delaware
GEN Orlando, LP	Delaware
GEN Edison, LP	Delaware
GEN San Antonio, LP	Texas
GEN Grills, LP	Delaware
GEN Austin, LP	Texas
Kan Sushi Austin, LP	Texas
GEN Cary , LP	North Carolina
GEN San Diego, LP	California
GEN K Sadang, LLC	Korea
GEN K Ilsan, LLC	Korea
GEN K Incheon Guwol, LLC	Korea
Gen Kan Guwol	Korea
GEN K Wiyre, LLC	Korea
GEN Kan Wiyre	Korea
GEN Waco, LP	Texas
GEN El Paso, LP	Texas
GEN Euless, LLC	Texas
GEN Denton, LLC	Texas
Kan Sushi Manhattan NY Sixth, LP	New York
GEN K LLC	Korea
GEN Arizona GC, LLC	Arizona
GEN Manhattan NY Sixth, LP	New York